COMMUNITY CENTRAL BANK CORPORATION
FORM 10-QSB (continued)


                                   EXHIBIT 11
                       COMPUTATION OF PER  SHARE EARNINGS





                                                                   Three Months Ended                  Six Months Ended
                                                                       June 30,                           June 30,
                                                                         1997                               1997
                                                                   ------------------                  ----------------
                                                                          (in thousands, except per share data)

NET LOSS                                                              ($569)                              ($1,176)
/ WEIGHTED AVERAGE SHARES                                             1,265                                 1,265

-----------------------------------------                            ------                               -------
NET LOSS PER SHARE                                                   ($0.45)                               ($0.93)
=========================================                            ======                               =======







Notes:
- Weighted average shares outstanding have been adjusted to reflect the 10% stock dividend paid April 30, 1997.




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